EXHIBIT 4.7


                        CLASS A GLOBAL NOTE CERTIFICATE

                                                       CUSIP:   [*]

                                                       ISIN:      [*]

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") FOR THE PURPOSE) (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

                     GRACECHURCH CARD FUNDING (NO. 6) PLC
                  (incorporated with limited liability under
                        the laws of England and Wales)

                                     $[*]
               CLASS A FLOATING RATE ASSET-BACKED NOTES DUE [*]



                        CLASS A GLOBAL NOTE CERTIFICATE

1.    Introduction

      This Class A Global Note Certificate is issued in respect of the $[*] Class A Floating Rate Asset-Backed Notes due [*] (the "CLASS A NOTES") of Gracechurch Card Funding (No. 6) PLC (the "ISSUER"). The Class A Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [*] 2004 (as amended or supplemented from time to time, the "TRUST DEED") between the Issuer and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement dated [*] 2004 (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class A Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

                                                                    EXHIBIT 4.7


2.    References to Conditions

      Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class A Notes attached hereto and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

3.    Registered holder

      This is to certify that:

                                  CEDE & CO.

      is the person registered in the register maintained by the Registrar in relation to the Class A Notes (the "REGISTER") as the duly registered holder (the "HOLDER") of the Class A Notes represented from time to time by this Class A Global Note Certificate.

4.    Promise to pay

      The Issuer, for value received, hereby promises to pay to the Holder such principal sum as is noted in the records of the custodian for The Depository Trust Company (the "DTC CUSTODIAN" and "DTC", respectively) as being the principal amount of this Class A Global Note Certificate for the time being on the Interest Payment Date in [*] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.    Transfers in whole

      Transfers of this Class A Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor's nominee.

6.    Exchange for Class A Individual Note Certificates

      This Class A Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("CLASS A INDIVIDUAL NOTE CERTIFICATES") in substantially the form (subject to completion) set out in the Fourth Schedule (Form of Class A Individual Note Certificate) to the Trust Deed if any of the following events occurs:

      (a) the Notes become immediately due and repayable by reason of an Event of Default; or

      (b) DTC at any time notifies the Issuer that it is at any time unwilling or unable to hold the Global Note Certificates or is unwilling or unable to continue as or has ceased to be, a clearing agency registered under the United States Securities and Exchange Act of 1934 and in each case the Issuer is unable to locate a qualified successor within 90 days of receiving such notification;

             Such  exchange  shall  be effected in accordance with paragraph  7
             (Delivery of Class A Individual  Note  Certificates)  below.   The
             Issuer shall notify and the

                                                                    EXHIBIT 4.7



             Holder of the occurrence of any of the events specified in paragraphs (a) and (b) above as soon as practicable thereafter.

7.    Delivery of Class A Individual Note Certificates

      Whenever this Class A Global Note Certificate is to be exchanged for Class A Individual Note Certificates, such Class A Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Class A Global Note Certificate within five business days of the delivery, by or on behalf of the Noteholders, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Class A Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Class A Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Class A Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency and Agent Bank Agreement and the regulations concerning the transfer and registration of Class A Notes scheduled thereto (if any) and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any transfer tax, governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge in connection with the delivery of such Individual Note Certificates, which will be the sole responsibility of the Issuer. No service charge will be made for any registration of transfer or exchange of any Individual Note Certificates. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.    Conditions apply

      Save as otherwise provided herein, the Holder of this Class A Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Class A Global Note Certificate, any reference in the Conditions to "NOTE CERTIFICATE" or "NOTE CERTIFICATES" shall, except where the context otherwise requires, be construed so as to include this Class A Global Note Certificate.

9.    Notices

      Notwithstanding Condition 14 (Notices), so long as this Class A Global Note Certificate is held on behalf of DTC or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM"), notices to Holders of Class A Notes represented by this Class A Global Note Certificate may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System.

10.   Legends

      The statements set out in the legends above are an integral part of this Class A Global Note Certificate and, by acceptance hereof, each Holder of this Class A Global Note Certificate agrees to be subject to and bound by such legends.

                                                                    EXHIBIT 4.7

11.   Determination of entitlement

      This Class A Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class A Global Note Certificate.

12.   Authentication

      This Class A Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

13.   Governing law

      This Class A Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.



GRACECHURCH CARD FUNDING (NO. 6) PLC

By:    ..............................
       [manual or facsimile signature]
       (duly authorised)



ISSUED as of [issue date]



AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:    ..............................
       [manual signature]
       (duly authorised)

                                                                    EXHIBIT 4.7

                               FORM OF TRANSFER



FOR  VALUE RECEIVED ...................................................,  being the registered holder of this Class A Global Note Certificate, hereby transfers
to.............................................................................
.................................................
of.............................................................................
................................................................................
........................................,

$ ..................................... in principal amount of the $[*] Class A
Asset-Backed Floating Rate Notes due [*] (the "CLASS A NOTES") of Gracechurch Card Funding (No. 6) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class A Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.



Dated: .......................................



By:    .......................................
       (duly authorised)



NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class A Global Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

                                                                    EXHIBIT 4.7

                       TERMS AND CONDITIONS OF THE NOTES

The material terms of the notes are described in the body of the prospectus. The following is a summary of the material terms and conditions of the notes, and is numbered 1 to 16. This summary does not need to be read with the terms and conditions of the notes in order to learn all the material terms and conditions of the notes.

The notes are the subject of the following documents:

      {circle} a trust deed dated the closing date between the issuer and the note trustee;

      {circle} a paying agency and agent bank agreement dated the closing date among the issuer, the registrar, the principal paying agent and the agent bank, the other paying agents, the transfer agent and the note trustee;

      {circle} a deed of charge dated the closing date among the lender under the expenses loan agreement, the issuer, the swap counterparty and the note trustee; and

      {circle} the class A swap agreement, the class B swap agreement and the class C swap agreement, each between the issuer and the swap counterparty.

When we refer to the parties to the documents listed above, the reference includes any successor to that party validly appointed.

Initially the parties will be as follows:

      {circle}  Gracechurch Card Funding (No. 6) PLC as issuer;

      {circle} The Bank of New York as principal paying agent and agent bank, transfer agent and note trustee; and

      {circle} Barclays Bank PLC as lender under the expenses loan agreement and swap counterparty.

You are bound by and deemed to have notice of all of the provisions of the trust deed, the paying agency and agent bank agreement, the deed of charge, the expenses loan agreement and the swap agreements, which are applicable to you. You can view drafts of those documents at the principal place of business of the note trustee or the specified office of any of the paying agents.

1.    Form, Denomination, Title and Transfer

(1) The notes are in global registered form. Transfers and exchanges of beneficial interests in notes represented by global note certificates are made in accordance with the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as applicable. The notes are being offered in minimum denominations of $1,000.

(2) Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount

                                                                    EXHIBIT 4.7

      equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

(3) The registrar will maintain a register in respect of the notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a "holder" of a note means the person in whose name such note is for the time being registered in the register - or, in the case of a joint holding, the first named - and "noteholder" will be construed accordingly. A "note certificate" will be issued to each noteholder for its registered holding. Each note certificate will be numbered serially with an identifying number which will be recorded in the register.

(4) The registered owner of each note will - except as otherwise required by law - be treated as the absolute owner of such note for all purposes. This will be true whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate - other than the endorsed form of transfer -or any notice of any previous loss or theft of the note certificate - and no other person will be liable for so treating the registered owner.

(5) Subject to the provisions below, a note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer. A note may not be transferred, however, unless the principal amount of notes transferred and - where not all of the notes held by a holder are being transferred - the principal amount of the balance of notes not transferred are authorised holdings. "Authorised holdings" means holdings of at least $1,000. Where not all the notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the notes will be issued to the transferor.

(6) Within five business days of surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the notes transferred to each relevant holder at its office or the office of any transfer agent specified in the paying agent and agent bank agreement or, at the request and risk of any such relevant holder, by uninsured first class mail - and by airmail if the holder is overseas - to the address specified for the purpose by which commercial banks are open for business, including dealings in foreign currencies, in the city where the registrar or the relevant transfer agent has its specified office.

(7) The transfer of a note will be effected without charge by or on behalf of the issuer, the registrar or any transfer agent but against such indemnity as the registrar or transfer agent may require for any tax or other duty of any nature that may be levied or imposed in connection with the transfer.

(8) All payments on the notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

                                                                    EXHIBIT 4.7

(9) If the due date for payment of any amount on the notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders will not be entitled to any further interest or other payment as a result of that delay.

(10) If a noteholder holds individual note certificates, payments of principal and interest - except in the case of a final payment that pays off the entire principal on the note - will be made by U.S. dollar check and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the note certificate is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

(11) If payment of principal on a note is improperly withheld or refused, the interest that continues to accrue will still be payable as usual.

(12) The issuer can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrars or transfer agents. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, the registrar or the transfer agent or their specified offices is given to noteholders in accordance with condition number 14.

(13) Subject as described earlier about the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

2.    Status

      Payments on the notes will be made equally amongst all notes of the same class.

3.    Security and Swap Agreement

      The security for the payment of amounts due under your notes, together with the expenses which validly arise during the transaction, is created by the deed of charge and the pledge agreement. The security is created in favour of the note trustee who will hold it on your behalf and on the behalf of other secured creditors of the issuer. The security consists of the following:

      (1) an assignment by way of first fixed security of the issuer's right, title and interest in and to the series 04-1 medium term note certificate to the extent not pledged in (6) below;

      (2) a charge by way of first fixed sub-charge of all of the issuer's right, title and interest in the security interest created by the MTN Issuer in favour of the security trustee in respect of the series 04-1 medium term note certificate;

      (3) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in and to the issuer related documents except the trust deed and the deed of charge;

                                                                    EXHIBIT 4.7

      (4) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in and to all monies credited to the Series 04-1 Issuer Account or to any bank or other account in which the issuer may at any time have any right, title, interest or benefit;

      (5) a first floating charge over the issuer's business and assets not charged under (1), (2), (3) or (4) above; and

      (6) a pledge over the series 04-1 medium term note certificate pursuant to a pledge agreement between the issuer and the note trustee.

      The security is described in detail in the deed of charge and the pledge agreement.

      The deed of charge sets out how money is distributed between the secured parties if the security is enforced. The order of priority it sets out is as follows:

      {circle} in no order of priority between them but in proportion to the respective amounts due, to pay fees which are due to any receiver appointed under the deed of charge and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the note trustee under the issuer related documents and/or in enforcing or perfecting title to the security together with interest due on these amounts;

      {circle} pari passu and pro rata to the proportion that each class bears to Class A towards payment of amounts due and unpaid on the class A notes, to interest then to principal after, subject to the eleventh item below, having paid any amounts due to the swap counterparty under the terms of the class A swap agreement;

      {circle} towards payment of amounts due and unpaid on the class B notes, to interest then to principal after, subject to the twelfth item below, having paid any amounts due to the swap counterparty under the terms of class B swap agreement;

      {circle} towards payment of amounts of interest due and unpaid under the terms of the expenses loan agreement;

      {circle} towards payment of amounts due and unpaid on the class C notes, to interest then to principal after, subject to the thirteenth item below, having paid any amounts due to the swap counterparty under the terms of the class C swap agreement;

      {circle} after the notes have been paid in full, towards payment of amounts of principal due and unpaid under the terms of the expenses loan agreement;

      {circle} towards payment of any sums that the issuer must pay to any tax authority;

      {circle}  towards   payment  of  any  sums  due  to  third  parties  under
                obligations incurred in the course of the issuer's business;

      {circle} towards payment of the deferred subscription price in respect of the series 04-1 medium term note certificate;

      {circle} towards payment of any dividends due and unpaid to shareholders of the issuer;

                                                                    EXHIBIT 4.7


      {circle} pari passu and pro rata towards payment of the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class A swap agreement, where the class A swap agreement has been terminated as a result of a default by the swap counterparty;

      {circle} towards payment of the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class B swap agreement where the class B swap agreement has been terminated as a result of a default by the swap counterparty;

      {circle} towards payment of the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class C swap agreement where the class C swap agreement has been terminated as a result of a default by the swap counterparty; and

      {circle} in payment of the balance, if any, to the liquidator of the issuer.

      The security becomes enforceable when an event of default occurs. These events are described in condition number 9 below. If an event of default occurs, the redemption of notes will not necessarily be accelerated as described in condition number 6 below.

      The issuer will enter into [three swap agreements], the material terms of which are described under the heading "The Swap Agreements" in this prospectus.

4.    Negative Covenants of the Issuer

      If any note is outstanding, the issuer will not, unless it is permitted by the terms of the issuer related documents or by the written consent of the note trustee:

      {circle} create or permit to subsist any mortgage, charge, pledge, lien or other security interest, including anything which amounts to any of these things under the laws of any jurisdiction, on the whole or any part of its present or future business, assets or revenues, including uncalled capital;

      {circle} carry on any business other than relating to the issue of the notes, as described in this prospectus; in carrying on that business, the issuer will not engage in any activity or do anything at all except:

               (1) preserve, exercise or enforce any of its rights and perform and observe its obligations under the notes, the deed of charge, the paying agency and agent bank agreement, the trust deed, the expenses loan agreement, each swap agreement, the series 04-1 medium term note certificate and the related purpose trust, the corporate services agreement, the underwriting agreement, the bank agreement and any bank mandate regarding the Series 04-1 Issuer Account - collectively called the "issuer related documents".

               (2) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the issuer related documents; or

                                                                    EXHIBIT 4.7


               (3) perform any act incidental to or necessary in connection with (1) or (2) above.

      {circle} have any subsidiaries, subsidiary business, business of any other kind, employees, premises or interests in bank accounts other than the Series 04-1 Issuer Account unless the account is charged to the note trustee on acceptable terms;

      {circle} have any indebtedness, other than indebtedness permitted under the terms of its articles of association or any of the issuer related documents;

      {circle} give any guarantee or indemnity for any obligation of any person;

      {circle} repurchase any shares of its capital stock or declare or pay any dividend or other distributions to its shareholders;

      {circle} consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

      {circle} be a member of any group of companies for the purposes of value added tax;

      {circle} waive or consent to the modification or waiver of any of the provisions of the issuer related documents without the prior written consent of the note trustee; or

      {circle} offer to surrender to any company any amounts which are available for surrender by way of group relief.

5.    Interest

      Each note will bear interest on its principal amount outstanding from, and including, the closing date. Interest on the notes is payable in arrear in U.S. dollars on each interest payment date.

      If there is a shortfall between the amounts received by the issuer from the swap counterparty or otherwise and the amount of interest due on any class of notes on that interest payment date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the interest payment date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next interest payment date on which funds are available to the issuer, or, if earlier, the [*] interest payment date, from payments made to it from the swap counterparty or otherwise on that interest payment date, to make the payment. The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent. per annum, and payment of that interest will also be deferred and will be due on the next interest payment date on which funds are available to the issuer to make the payment or, if earlier, on the [*] interest payment date.

      Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period.

                                                                    EXHIBIT 4.7

      The first interest payment for the notes will be made on [*] 2004 for the interest period from and including the closing date to but excluding [*] 2004.

      Interest will stop accruing on any part of the principal amount outstanding of a note from the date it is due to redeem unless payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgement is given, until whichever is the earlier of the following:

      {circle} the day on which all sums due in respect of that note, up to that day, are received by or on behalf of the relevant noteholder; and

      {circle} the day which is seven days after the principal paying agent or the note trustee has notified the relevant class of noteholders, in accordance with condition number 14, that it has received all sums due in respect of the relevant class of notes up to that day, except to the extent that there is any subsequent default in payment.

      The rate of interest applicable to the notes for each interest period will be determined by the agent bank on the following basis:

      (1) On the quotation date for each class of note, the agent bank will determine the offered quotation to leading banks in the London interbank market for one-month U.S. dollar deposits or, in the case of the first interest period, the linear interpolation of one-month and two-month U.S. dollar deposits.

             This will be determined by reference to the British Bankers Association LlBOR Rates display as quoted on the Moneyline Telerate Service display page designated 3750. If the display page designated 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one previously approved in writing by the note trustee will be used;

             In each case above, the determination will be made as at  or about
             11.00 a.m., London time, on that date. These are called the screen rates for the respective classes.

             A "quotation date" means the second business day before the first day of an interest period.

      (2) if, on any quotation date, the screen rate is unavailable, the agent bank will:

             {circle} request the principal London office of each of four major banks - called "reference banks" - in the London interbank market selected by the agent bank to provide the agent bank with its offered quotation to leading banks of the equivalent of the screen rate on that quotation date in an amount that represents a single transaction in that market at that time; and

                                                                    EXHIBIT 4.7

             {circle} calculate the arithmetic mean, rounded upwards to four decimal places, of those quotations;

      (3) if on any quotation date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the rate of interest for that interest period will be the arithmetic mean of the quotations as last calculated in (2) above; and

      (4) if fewer than two reference banks provide quotations, the agent bank will determine the arithmetic mean, rounded upwards to four decimal places of the rates quoted by major banks in London, selected by the agent bank at approximately 11.00 a.m. London time on the relevant quotation date, to leading banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, for loans in U.S. dollars.

      The rate of interest for each interest period for the class A notes will be the sum of:

      {circle}  0.05 per cent. per annum; and

      {circle} the screen rate or the arithmetic mean calculated to replace the screen rate.

      The rate of interest for each interest period for the class B notes will be the sum of:

      {circle}  0.23 per cent. per annum; and

      {circle} the screen rate or the arithmetic mean calculated to replace the screen rate.

      The rate of interest for each interest period for the class C notes will be the sum of:

      {circle}  0.93 per cent. per annum; and

      {circle} the screen rate or the arithmetic mean calculated to replace the screen rate.

      If the agent bank is unable to determine the screen rate or an arithmetic mean to replace it, as described in (2), (3) and (4) the rates of interest for any interest period will be as follows:

      {circle} for the class A notes the rate will be the sum of 0.05 per cent. per annum and the screen rate or arithmetic mean last determined for the class A notes;

      {circle} for the class B notes the rate will be the sum of 0.23 per cent. per annum and the screen rate or arithmetic mean last determined for the class B notes; and

      {circle} for the class C notes the rate will be the sum of 0.93 per cent. per annum and the screen rate or arithmetic mean last determined for the class C notes.

      The agent bank will, as soon as it can after the quotation date for each interest period, calculate the amount of interest payable on each note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note during that interest period, multiplying the

                                                                    EXHIBIT 4.7

      product by the actual number of days in that interest period divided by 360 and rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards.

      On each interest payment date, the agent bank will determine the actual amount of interest which will be paid on the notes on that interest payment date and the amount of any shortfall on the notes for that interest period and the amount of interest on any shortfall which will be paid on that interest payment date. The amount of any interest on the shortfall will be calculated by applying the relevant rate of interest for those notes plus a margin of 2.0 per cent. per annum, to the sum of the shortfall and accrued interest on shortfall from prior interest periods which remains unpaid, multiplying by the actual number of days in the relevant interest period and dividing by 360 and rounding the nearest U.S. dollars 0.01, half a cent being rounded upwards.

      If, on any interest payment date, the amount available to the issuer, from the swap counterparty is insufficient (through shortfall in the amounts available from the series 04-1 medium term note certificate or otherwise) to pay in full the amount of interest due on a class of notes, any outstanding shortfall and accrued interest on shortfall, due on that interest payment date, that amount will be applied first to the payment of the interest due on that class of notes, secondly to the payment of any outstanding shortfall and thereafter to the payment of any accrued interest on shortfall for that class of notes.

      The rates and amounts determined by the agent bank will be notified to the issuer, trustee and paying agent and published in accordance with condition number 14 as soon as possible after these parties have been notified.

      The issuer, the paying agents, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made as described above and none of the reference banks, the agent bank or the note trustee will be liable in connection with the exercise or non-exercise by them of their powers, duties and discretions for those purposes.

      If the agent bank fails to make a determination or calculation required as described above, the note trustee, or its appointed agent, without accepting any liability for it, will make the determination or calculation as described above. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

      The issuer will ensure that there will be four reference banks while there are notes outstanding.

6.    Redemption and Purchase

      The issuer is only entitled to redeem the notes as provided in paragraphs (1 ), (2) and (3) below.

      (1)    SCHEDULED REDEMPTION

      Class A notes:

      Unless previously purchased and cancelled or unless the Regulated Amortisation Period or Rapid Amortisation Period has already started, all class A notes will be redeemed on

                                                                    EXHIBIT 4.7

      the series 04-1 scheduled redemption date, unless there is a shortfall between the amount in the Series 04-1 Issuer Account referable to the class A notes (being the proportion of the amount equal to the proportion that the class A notes bears to the class A notes on the Scheduled Redemption Date) and the total amount payable to the swap counterparty under the class A swap agreement. If there is such a shortfall, the class A notes will be redeemed proportionately with the amount in the Series 04-1 Issuer Account referable to the class A notes after being exchanged under the terms of the class A swap agreement. The Rapid Amortisation Period will then begin. The payments will be made in no order of preference and proportionately between all class A notes.

      Class B notes:

      Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class B notes will be redeemed on the series 04-1 scheduled redemption date unless there is a shortfall between the amount in the Series 04-1 Issuer Account, after payment of all interest and principal due and payable on the class A notes, and the amount due and payable to the swap counterparty under the class B swap agreement. If there is such a shortfall, the class B notes will be redeemed proportionately with the amount in the Series 04-1 Issuer Account after being exchanged under the terms of the class B swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class B notes.

      Class C notes:

      Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class C notes will be redeemed on the series 04-1 scheduled redemption date unless there is a shortfall between the amount in the Series 04-1 Issuer Account, after payment of all interest and principal due and payable on the class A notes and the class B notes, and the amount due and payable to the swap counterparty under the class C swap agreement. If there is such a shortfall, the class C notes will be redeemed proportionately with the amount in the Series 04-1 Issuer Account after being exchanged under the terms of the class C swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class C notes.

      If the Rapid Amortisation Period begins as a result of there being insufficient funds to repay principal and pay interest on the class A notes, the class B notes or the class C notes, as described above, then on each interest payment date after that, first (pari passu and pro rata) the class A notes, second the class B notes and third the class C notes, will be redeemed, to the extent of amounts available to the issuer, after being exchanged under the swap agreements, for each note of a class in the proportion that the principal amount outstanding of that note bears to the total principal amount outstanding of the notes of that class. This will happen until the earlier of the time when each class of notes has been paid in full and the [*] interest payment date.

      On each interest payment date, the agent bank will determine for each class of notes the following:

                                                                    EXHIBIT 4.7

      {circle}  the amount of  principal  repayable  on each note of that class;
                and

      {circle} the principal amount outstanding of each note of that class on the first day of the next interest period, after deducting any principal payment due to be made on each note of that class on that interest payment date.

      The amounts and dates determined by the agent bank will be notified to the issuer, the paying agents and the note trustee and published in accordance with condition number 14 as soon as possible after these parties have been notified.

      The issuer, the paying agents, the note trustee and the noteholders will be bound by the determinations properly made as described above and neither the agent bank nor the note trustee will be liable for the exercise or non-exercise by it of its powers, duties and discretions for those purposes.

      If the agent bank fails to make a determination as described above, the note trustee will calculate the principal payment or principal amount outstanding as described above, and each of these determinations or calculations will be deemed to have been made by the agent bank. If this happens, the determination will be deemed to have been made by the agent bank.

      (2)    MANDATORY EARLY REDEMPTION

      If the Regulated Amortisation Period or the Rapid Amortisation Period begins before the series 04-1 scheduled redemption date, then on each interest payment date that each note of first class A, second class B, and third class C will be redeemed, in the proportion that its principal amount outstanding bears to the total principal amount outstanding of the notes of that class, to the extent of the amount, which is deposited into the Series 04-1 Issuer Account towards redemption of the series 04-1 medium term note certificate - after the amount has been exchanged for dollars under the relevant swap agreement or by the note trustee in the spot exchange market if the relevant swap agreement has been terminated. This will happen until the earliest of:

      {circle} the date on which the relevant class of notes has been redeemed in full; or

      {circle}  the [*] interest payment date.

      (3)    OPTIONAL REDEMPTION

      The issuer may by not less than thirty and not more than sixty days prior notice to the trustee and without the need to obtain the prior consent of the note trustee or the noteholders redeem all of the remaining notes on the next following interest payment date together with all accrued interest, deferred interest and additional interest if any if the principal balance of the remaining notes is less than 10 per cent. of their original principal balance and the note trustee is satisfied that the issuer will have funds available to it to make the required payment on that interest payment date.

      (4)    FINAL REDEMPTION

      If the notes have not previously been purchased and cancelled or redeemed in full as described in condition number 6, the notes will be finally redeemed at their then

                                                                    EXHIBIT 4.7

      principal amount outstanding on the [*] interest payment date, together with, in each case, all accrued and unpaid interest, shortfall and interest on shortfall, if any.

      The issuer or its parent may buy notes at any price. Any notes that are redeemed or purchased pursuant to these provisions will be cancelled at that time and may not be reissued or resold.

      You are required, at its request, to sell all of your notes to Gracechurch Card (Holdings) Limited, pursuant to the option granted to it by the note trustee, on your behalf. The option is granted to acquire all, but not some only, of the notes, plus accrued interest on them, for one penny per note, on the date upon which the note trustee gives written notice to Gracechurch Card (Holdings) Limited that it has determined, in its sole opinion, that all amounts outstanding under the notes have become due and payable and there is no reasonable likelihood of there being any further realisations, whether arising from an enforcement of the note trustee's security or otherwise, which would be available to pay all such amounts outstanding under the notes.

      This is called the "post maturity call option".

      You acknowledge that the note trustee has the authority and the power to bind you in accordance with the terms and conditions set out in the post maturity call option and, by subscribing or acquiring, as the case may be, for your note(s), you agree to be bound in this way.

7.    Payments

      Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "record date". Payments will be made by wire transfer of immediately available funds, if the registered holder has provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of the registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the registrar.

      The note trustee will not be responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of any security.

      Similar provisions in respect of the indemnification of the security trustee are set out in the transaction documents.

8.    Taxation

      Payments of interest and principal will be made without making any deductions for any tax imposed by any jurisdiction having power to tax unless a deduction is required by the law of the relevant jurisdiction which has power to tax. If a deduction for tax is made, the paying agent will account to the relevant authority for the amount deducted. Neither the

                                                                    EXHIBIT 4.7

      issuer nor any paying agent is required to make any additional payments to noteholders for any deductions made for tax.

9.    Events of Default

      If any of the following events occurs and is continuing it is called an "event of default":

      {circle} the issuer fails to pay any amount of principal on the notes within 7 days of the date payment is due or fails to pay any amount of interest on the notes within 15 days of the date payment is due; or

     {circle}  the  issuer  fails  to  perform  or  observe  any of  its  other obligations under the notes, the trust deed, the deed of charge or the paying agency and agent bank agreement other than any obligation to pay any principal or interest on the notes, and, except where that failure is incapable of remedy, it remains unremedied for 30 days after the note trustee has given written notice of it to the issuer, certifying that the default is, in its opinion, materially prejudicial to the interests of the noteholders; or

      {circle} the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap
                Agreements: Common Provisions of the Swap Agreements"; or

      {circle} a judgement or order for the payment of any amount is given against the issuer and continues unsatisfied and unstayed for a period of 30 days after it is given or, if a later date is specified for payment, from that date; or

      {circle} a secured party or encumbrancer takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the business, assets and revenues of the issuer or an enforcement action is begun for unpaid rent or execution is levied against any of the assets of the issuer; or

      {circle} the issuer becomes insolvent or is unable to pay its debts as they fall due; or

      {circle} an administrator or liquidator of the issuer or the whole or any part of the business, assets and revenues of the issuer is appointed, or an application for an appointment is made; or

      {circle} the issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it; or

      {circle} the issuer stops or threatens to stop carrying on all or any substantial part of its business; or

      {circle} an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the issuer; or

      {circle} any action, condition or thing at any time required to be taken, fulfilled or done in order :

                                                                    EXHIBIT 4.7

             (1) to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the notes and the issuer related documents; or

             (2) to ensure that those obligations are legal, valid, binding and enforceable, except as that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and that that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or done; or

      {circle} it is or will become unlawful for the issuer to perform or comply with any of its obligations under or in respect of the notes or the related documents; or

      {circle} all or any substantial part of the business, assets and revenues of the issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government; or

      {circle} the issuer is prevented by any person acting under the authority of any national, regional or local government from exercising normal control over all or any substantial part of its business, assets and revenues.

      If an event of default occurs then the note trustee may give an enforcement notice or appoint a receiver if it chooses and if it is indemnified to its satisfaction.

      If an event of default occurs then the note trustee shall be bound to give an enforcement notice if it is indemnified to its satisfaction and it is:

      {circle}  required to by the swap counterparty;

      {circle} required to by holders of at least one-quarter of the aggregate principal amount outstanding of the class A notes, if any remain outstanding, and if none remain outstanding, the class B notes, and if none of these remain outstanding, the class C notes; or

      {circle} directed by an extraordinary resolution, as defined in the trust deed, of holders of outstanding class A notes, and if there are none, of holders of outstanding class B notes, and if there are none, of holders of outstanding class C notes.

      An "enforcement notice" is a written notice to the issuer declaring the notes to be immediately due and payable. When it is given, the notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality. Notice of the receipt of an enforcement notice shall be given to the noteholders as soon as possible. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes as described in condition number 6.

                                                                    EXHIBIT 4.7

10.   Prescription

      Your notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the principal paying agent receiving the funds, the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with condition number 14, that it has received the relevant payment.

11.   Replacement of Note Certificates

      If any note certificates are lost, stolen, mutilated, defaced or destroyed, you can replace them at the specified office of the registrar. You will be required to both pay the expenses of producing a replacement and comply with the issuer's reasonable requests for evidence, security and indemnity. You must surrender any defaced or mutilated note certificates before replacements will be issued.

12.   Note Trustee and Agents

      The note trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to your claims.

      In the exercise of its powers and discretions under the conditions and the trust deed, the note trustee will consider the interests of the noteholders as a class and will not be responsible for any consequence to you individually as a result of you being connected in any way with a particular territory or taxing jurisdiction.

      In acting under the paying agency and agent bank agreement, and in connection with your notes, the paying agents and the agent bank act only as agents of the issuer and the note trustee and do not assume any obligations towards or relationship of agency or trust for or with you.

      The note trustee and its related companies are entitled to enter into business transactions with the issuer, Barclays Bank PLC or related companies of either of them without accounting for any profit resulting from those transactions.

      The issuer can, at any time, vary or terminate the appointment of any paying agent or the agent bank and can appoint successor or additional paying agents or a successor agent bank. If the issuer does this it must ensure that it maintains the following:

      {circle}  a principal paying agent;

      {circle} a paying agent in New York and, if and for so long as any of the notes are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, in London;

      {circle}  an agent bank; and

      {circle}  a registrar.

      Notice of any change in the paying agents, agent bank, registrar or their specified offices shall be promptly given to you in accordance with condition number 14.

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
                                                                    EXHIBIT 4.7

13.   Meetings  of  Noteholders,  Modification  and  Waiver,  Substitution  and
      Addition

      Meetings of Noteholders

      The trust deed contains provisions for convening single and separate meetings of each class of noteholders to consider matters relating to the notes, including the modification of any provision of the conditions or the trust deed. Any modification may be made if sanctioned by an extraordinary resolution.

      The quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing a clear majority of the aggregate principal amount outstanding of the relevant class of notes - and in the case of a separate meeting, the class A notes, the class B notes or the class C notes, as the case may be - for the time being outstanding.

      Certain terms including the date of maturity of the notes, any day for payment of interest on the notes, reducing or cancelling the amount of principal or the rate of interest payable in respect of the notes or altering the currency of payment of the notes, require a quorum for passing an extraordinary resolution of two or more persons holding or representing in total not less than 75 per cent. of the total principal amount outstanding of the relevant class of notes. These modifications are called "Basic Terms Modifications".

      Except where the extraordinary resolution effects a Basic Terms Modification, the interests of the most senior class of notes outstanding at the time take precedence over the interests of the subordinated classes. The note trustee may only give effect to an extraordinary resolution passed by the class C noteholders if it considers that the interests of the class A noteholders or the class B noteholders will not be materially prejudiced. An extraordinary resolution of the class B noteholders will only be effective if the note trustee considers that it will not be materially prejudicial to the class A noteholders.

      Subject to the foregoing, any extraordinary resolution duly passed shall be binding on all noteholders, whether or not they are present at the meeting at which such resolution was passed. The majority required for an extraordinary resolution shall be 75 per cent. of the votes cast on that extraordinary resolution.

      Modification and Waiver

      The note trustee may agree, without the consent of the noteholders, (1) to any modification except a Basic Terms Modification - of, or to the waiver or authorisation of any breach or proposed breach of, the notes or any other related agreement, which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders or
      (2) to any modification of any of the provisions of the terms and conditions or any of the related agreements which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error. Any of those modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified by the issuer to the noteholders in accordance with condition number 14.

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
                                                                    EXHIBIT 4.7

      Substitution and Addition

      The note trustee may also agree to the substitution of any other body corporate in place of the issuer as principal debtor under the trust deed and the notes and in the case of such a substitution or addition the note trustee may agree, without the consent of the noteholders, to a change of the law governing the notes and/or the trust deed provided that such change would not in the opinion of the trustee be materially prejudicial to the interests of the noteholders. Any such substitution or addition will be promptly notified to the noteholders in accordance with condition number 14.

      Enforcement

      At any time after the notes become due and repayable and without prejudice to its rights of enforcement in relation to the security, the note trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce payment of the notes, including the right to repayment of the notes together with accrued interest thereon, and shall be bound to do so only if it has been so directed by an extraordinary resolution of the noteholders of the relevant class. No extraordinary resolution of the class B noteholders or class C noteholders or any request of the class B noteholders or class C noteholders will be effective unless there is an extraordinary resolution of the class A noteholders or a direction of the class A noteholders to the same effect or none of the class A notes remain outstanding.

      No extraordinary resolution of the class C noteholders or any request of the class C noteholders will be effective unless there is an extraordinary resolution of the class B noteholders or a direction of the class B noteholders to the same effect or none of the class B notes remain outstanding.

      No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the notes or the trust deed unless (1) the note trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal of and interest on its notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder.

14.   Notices

      Any notice to you will be deemed to have been validly given if published in a leading English language daily newspaper in London - which is expected to be the Financial Times - and will be deemed to have been given on the day it is first published.

      Any notice specifying a rate of interest, an interest amount, an amount of shortfall or interest on it, principal payment or a principal amount outstanding will be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters Screen or other similar service approved by the note trustee and notified to you. The notice will be deemed given when it first appears on the screen. If it

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
                                                                    EXHIBIT 4.7

      cannot be displayed in this way, it will be published as described in the previous paragraph.

      Copies of all notices given in  accordance  with these provisions will be
      sent   to  the  London  Stock  Exchange  Company  Announcements   Office,
      Clearstream, Luxembourg, Euroclear and DTC.

15.   Currency Indemnity

      You can be indemnified against losses you suffer from the use of an exchange rate to convert sums recovered by you in litigation against the issuer, which is different to the rate you ordinarily use. You must request this indemnity in writing from the issuer.

      This indemnity constitutes a separate and independent obligation of the issuer and shall give rise to a separate and independent cause of action.

16.   Governing Law and Jurisdiction

  The notes, swap agreements and trust deed are governed by English Law and the English courts have non-exclusive jurisdiction in connection with the notes.

                                                                    EXHIBIT 4.7

PRINCIPAL PAYING AGENT             REGISTRAR, NEW YORK PAYING
                                    AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                THE BANK OF NEW YORK
  ONE CANADA SQUARE                     ONE WALL STREET
    LONDON E14 5AL                         NEW YORK
          UK                               NEW YORK
                                           USA 10286

                                      -24-